Exhibit 99

RELEASE:                    On receipt: Dec. 6, 2016
MEDIA CONTACT:                Erica Jensen, 515-362-0049, jensen.erica@principal.com
INVESTOR RELATIONS CONTACT:    John Egan, 515-235-9500, egan.john@principal.com

PRINCIPAL FINANCIAL GROUP ANNOUNCES OUTLOOK FOR 2017
(Des Moines, Iowa) - Principal Financial Group, Inc. (NYSE:PFG) today announced certain business unit outlook metrics and an update on capital deployment plans for 2017. These metrics provide greater clarity of key drivers of earnings growth for each of the business units. There is a 30-minute conference call at 10:00 a.m. EST today, Dec. 6, 2016. Company senior leaders will provide additional detail and answer questions. Slides related to the 2017 outlook are now available at www.principal.com/investor.
Below are the 2017 outlook metrics for each business:

Principal Financial Group 2017 Outlook Metrics
Retirement & Income Solutions - Fee
Net revenue[1] growth	2-5%
Pre-tax return on net revenue[2]	29-33%
Retirement & Income Solutions - Spread
Net revenue growth	5-10%
Pre-tax return on net revenue	55-60%
Principal Global Investors
Adjusted revenue[3] growth	4-8%
Pre-tax return on adjusted revenue[4]	34-37%
Principal International (at PFG share, in reported USD)
Combined[5] net revenue growth	11-14%
Combined pre-tax return on net revenue	38-42%
Specialty Benefits
Premium and fees[6] growth	7-9%
Pre-tax return on premium and fees[7] Loss ratio	10-13% 62-68%
Individual Life
Premium and fees growth	3-6%
Pre-tax return on premium and fees	14-18%
Corporate
Pre-tax operating losses	$200-$225 million

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1 Net revenue = operating revenues less benefits, claims and settlement expenses less dividends to policyholders.
2 Pre-tax return on net revenue = pre-tax operating earnings divided by net revenue.
3 Adjusted revenue = operating revenues less commission expense.
4 Pre-tax return on adjusted revenue = pre-tax operating earnings, adjusted for noncontrolling interest divided by adjusted revenue.
5 PI Combined net revenue is a non-GAAP financial measure. Combined basis = all Principal International companies at 100 percent. The company has determined combined net revenue (at PFG share) is more representative of underlying net revenue growth for Principal International as it reflects our proportionate share of consolidated and equity method subsidiaries. In addition, using this net revenue metric provides a more meaningful representation of our profit margins. The difference between combined net revenue (at PFG share) and pre-tax operating earnings is combined operating expenses (at PFG share).
6 Premium and fees = premiums and other considerations plus fees and other revenues.
7 Pre-tax return on premium and fees = pre-tax operating earnings divided by premium and fees.

The outlook for 2017 incorporates certain assumptions including:

•	Average S&P 500 index in 2017 between 2,265 and 2,285, assuming a 2 percent quarterly total return on levels as of the end of November 2016;

•	10-year treasury rate approximately 2.50-3.00 percent at year-end 2017;

•	Future foreign exchange rates follow external[8] consensus as of November 2016; reflects marginal weakening of the U.S. dollar in 2017 relative to 2016;

•	US GAAP total company net income effective tax rate of 16-18 percent; total company operating earnings effective tax rate of 21-23 percent[9]

◦	Fee effective tax rate of 19-21 percent[9]

◦	Spread effective tax rate of 28-32 percent[9]

◦	Risk effective tax rate of 30-34 percent[9]

◦	Corporate effective tax rate at 40 percent;

•	$800 million to $1.1 billion of total capital deployed for common stock dividends, strategic acquisitions, share repurchases, and to provide financial flexibility; and

•	Diluted weighted average number of common shares outstanding ranging from 288 - 292 million.
Conference call information
The 30-minute call at 10:00 a.m. EST today can be accessed the following ways:
Via live Internet webcast. Please go to www.principal.com/investor at least 10-15 minutes prior to the start of the call to register, and to download and install any necessary audio software.

◦	Via telephone by dialing the following numbers approximately 10 minutes prior to the start of the call.
866-427-0175 (U.S. and Canadian callers)
706-643-7701 (International callers)
Access code 12949703

◦	An audio replay will be available via:
www.principal.com/investor
855-859-2056 (U.S. and Canadian callers)
404-537-3406 (International callers)
Access code 12949703
Replay will be available approximately two hours after the completion of the live outlook call through the end of day Dec. 13, 2016.

Forward looking and cautionary statements
Certain statements made by the company which are not historical facts may be considered forward-looking statements, including, without limitation, statements as to operating earnings, net income available to common stockholders, net cash flows, realized and unrealized gains and losses, capital and liquidity positions, sales and earnings trends, and management’s beliefs, expectations, goals and opinions. The company does not undertake to

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8 Latin America utilizes Central Bank estimates, while Asia uses Bloomberg.
9 The operating earnings effective tax rate is a non-GAAP measure and differs from US GAAP net income effective tax rate primarily due to net realized capital gains and losses (NRCG).

update these statements, which are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Future events and their effects on the company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in the company’s annual report on Form 10-K for the year ended Dec. 31, 2015, and in the company’s quarterly report on Form 10-Q for the quarter ended Sept. 30, 2016, filed by the company with the U.S. Securities and Exchange Commission, as updated or supplemented from time to time in subsequent filings. These risks and uncertainties include, without limitation: adverse capital and credit market conditions may significantly affect the company’s ability to meet liquidity needs, access to capital and cost of capital; conditions in the global capital markets and the economy generally; volatility or declines in the equity, bond or real estate markets; changes in interest rates or credit spreads or a sustained low interest rate environment; the company’s investment portfolio is subject to several risks that may diminish the value of its invested assets and the investment returns credited to customers; the company’s valuation of investments and the determination of the amount of allowances and impairments taken on such investments may include methodologies, estimations and assumptions that are subject to differing interpretations; any impairments of or valuation allowances against the company’s deferred tax assets; the company’s actual experience could differ significantly from its pricing and reserving assumptions; the pattern of amortizing the company’s DAC and other actuarial balances on its universal life-type insurance contracts, participating life insurance policies and certain investment contracts may change; the company may not be able to protect its intellectual property and may be subject to infringement claims; the company’s ability to pay stockholder dividends and meet its obligations may be constrained by the limitations on dividends or distributions Iowa insurance laws impose on Principal Life; changes in laws, regulations or accounting standards; results of litigation and regulatory investigations; from time to time the company may become subject to tax audits, tax litigation or similar proceedings, and as a result it may owe additional taxes, interest and penalties in amounts that may be material; applicable laws and the company’s certificate of incorporation and by-laws may discourage takeovers and business combinations that some stockholders might consider in their best interests; competition from companies that may have greater financial resources, broader arrays of products, higher ratings and stronger financial performance; a downgrade in the company’s financial strength or credit ratings; changes in investor preferences; inability to attract and retain qualified employees and sales representatives and develop new distribution sources; international business risks; fluctuations in foreign currency exchange rates; the company may need to fund deficiencies in its “Closed Block” assets that support participating ordinary life insurance policies that had a dividend scale in force at the time of Principal Life’s 1998 conversion into a stock life insurance company; the company’s reinsurers could default on their obligations or increase their rates; risks arising from acquisitions of businesses; and a computer system failure or security breach could disrupt the company’s business and damage its reputation.

Use of Non-GAAP Financial Measures
A non-GAAP financial measure is a numerical measure of performance, financial position, or cash flows that includes adjustments from a comparable financial measure presented in accordance with U.S. GAAP. In this press release, the company provides outlook on certain metrics that impact operating earnings (losses) and earnings growth. Operating earnings is a non-GAAP financial measure that management believes is useful to investors because it illustrates the performance of normal, ongoing operations. Operating earnings are determined by adjusting GAAP net income available to common stockholders for net realized capital gains and losses, as adjusted, and other after-tax adjustments the company believes are not indicative of overall operating trends. However, it is possible these adjusting items have occurred in the past and could recur in future reporting periods. Management uses non-GAAP measures for goal setting, as a basis for determining employee compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts.

About Principal®
Principal helps people and companies around the world build, protect and advance their financial well-being through retirement, insurance and asset management solutions that fit their lives. Our employees are passionate about helping clients of all income and portfolio sizes achieve their goals - offering innovative ideas, investment expertise and real-life solutions to make financial progress possible. To find out more, visit us at principal.com.
Principal, Principal and symbol design and Principal Financial Group are trademarks and service marks of Principal Financial Services, Inc., a member of the Principal Financial Group.
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